EXHIBIT 15

January 15, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Inc.

Commissioners:

We are aware that our report dated April 26, 2006, except with respect to the effects of the discontinued operations discussed in Note H, as to which the date is January 15, 2007, and our report dated July 26, 2006, except with respect to the effects of the discontinued operations discussed in Note H, as to which the date is January 15, 2007 on our reviews of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three-month periods ended March 31, 2006 and 2005, and for the three and six-month periods ended June 30, 2006 and 2005, respectively, included in this Current Report on Form 8-K, are incorporated by reference in Alcoa’s Registration Statements on Form S-8 (Nos. 33-24846, 333-32516, 333-106411, 33-22346, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575, 333-36208, 333-37740, 333-39708, 333-115717, and 333-128445) and Form S-3 (No. 333-74874).

Very truly yours,

/s/PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania